Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION:
INVESTORS
Gregg Waldon, Stellent, Inc.
(952)903-2003
gregg.waldon@stellent.com

Jim Fanucchi
Summit IR Group Inc.
(408)404-5400
jim@summitirgroup.com

MEDIA
Amanda Kohls
Haberman & Associates, Inc.
(612)338-3900
amanda@habermaninc.com

STELLENT ACHIEVES RECORD QUARTERLY REVENUES OF $28 MILLION

Second quarter revenues grow 51% year-over-year

EDEN PRAIRIE, MN, Oct. 19, 2004 — Stellent, Inc. (Nasdaq: STEL), a global provider of content management solutions, announced today its financial results for the second quarter of fiscal 2005 ended Sept. 30, 2004.

     Second quarter revenues were $28.0 million, a 23% sequential increase over the $22.7 million reported in the prior quarter and an increase of 51% from the $18.5 million reported for the same period last year. The second quarter of fiscal 2005 is the first full quarter of operating results that reflects Stellent’s acquisition of Optika Inc. on May 28, 2004, which represents a significant portion of Stellent’s revenue increase. Revenues for the six-month period ended Sept. 30, 2004 were $50.6 million, a 41% increase over revenues of $35.9 million for the comparable period of fiscal 2004. License revenues represented 53%, and service revenues 47%, of the total gross revenue for the quarter ended Sept. 30, 2004.

     On a Generally Accepted Accounting Principles (GAAP) basis, the net income for the quarter ended Sept. 30, 2004 was $0.8 million, or $0.03 per share on a basic and diluted share basis, compared with a net loss of $2.5 million, or $0.11 per share on a basic and diluted share basis, for the quarter ended Sept. 30, 2003. The GAAP net loss for the six months ended Sept. 30, 2004 was $3.1 million, or $0.12 per share on a basic and diluted share basis, compared with a net loss of $8.2 million, or $0.37 per share on a basic and diluted share basis, for the same period of fiscal 2004.

     Pro forma net income was $1.6 million, or $0.06 per share on a basic and diluted share basis, for the quarter ended Sept. 30, 2004, compared with a pro forma net loss of $2.1 million, or $0.09 per share on a basic and diluted share basis, for the quarter ended Sept. 30, 2003. Pro forma net income for the six months ended Sept. 30, 2004 was $1.7 million, or $0.07 per share on a basic and diluted share basis, compared with a pro forma net loss of $4.7 million, or $0.22 per share on a basic and diluted share basis, for the same period of fiscal 2004.

-more-

Stellent Reports Record Revenue for the Second Quarter	Page 2

     Stellent believes the pro forma results better reflect its operating performance as they exclude the effects of non-cash or non-recurring charges primarily related to expenses such as amortization of certain intangible assets and unearned compensation, restructuring and acquisition-related sales, marketing and other costs.

     “During the second quarter, we continued to execute on our fiscal 2005 strategy to broaden our customer base, generate revenue growth and return to profitability,” said Robert Olson, president and chief executive officer for Stellent. “We produced a solid quarter and achieved a number of financial milestones, including our eighth consecutive quarter of revenue growth, and profitability on a GAAP basis.

     “We continued to maintain a balanced business model during the quarter, with 53 percent of revenues coming from software licenses versus services. We signed 30 new accounts, including Stellent® Universal Content Management customers the United States Department of Agriculture (USDA), O’Reilly Automotive Inc., Korea Container, AmeriCredit Corp., Renault Samsung Motors, the United States Department of Commerce, Sudokwon Landfill Site Management and Giorgio Armani SpA.

     “Current customers that continued to expand their Stellent implementations during the second quarter include ING Europe, the National Oceanic and Atmospheric Administration, the Centers for Medicare and Medicaid Services, Odyssey Reinsurance Corp., Moody’s Investors Service, Argonne National Laboratory, Emerson Process Management’s Fisher Valve Division, Premera Blue Cross, Raytheon Co., Port Authority of New York and New Jersey, Bayer Corp., Guardian Life Insurance of America and Heineken USA. In addition, our Content Components Division signed or renewed contracts with companies including IBM Corp., SAP AG and VA Software.

     “Compliance and multi-site management initiatives remained key market drivers throughout the quarter. Our strategic agreement with Protiviti is beginning to build momentum in the Sarbanes-Oxley and risk management arenas. And, our multi-site management offering continues to gain traction both with new and existing customers. Multi-site management solutions require a broad set of enterprise content management functionality — not just Web content management — to efficiently manage tens or even hundreds of internal and external Web sites.”

Other Recent Highlights

Customers

•	Stellent now has approximately 4,285 total customers comprised of 3,251 corporate content management customers; 454 OEM customers; and 580 corporate customers for its desktop viewing and conversion technology.

•	Stellent announced that Cargill, the international provider of food, agricultural and risk management products and services, recently launched a new corporate Web site, www.cargill.com, powered by Stellent Universal Content Management. The next phase of the Stellent implementation will help Cargill maintain consistency across 135 public-facing Web sites, while giving business units freedom to deploy and manage their own sites.

Stellent Reports Record Revenue for the Second Quarter	Page 3

•	Stellent announced Ameren, Corp., an energy services company, is using Stellent Universal Content Management to power its intranet and public Internet site, enabling the company to realize a variety of significant business benefits —— including the ability to enhance some of its training programs; streamline its document and content management processes; and lower its software licensing costs.

•	Stellent announced SuperPages, the second-largest directory information provider in Canada, has improved the effectiveness of its call center operations by using Stellent Universal Content Management to manage all customer documents and information using the Web.

•	Stellent announced QLogic Corp., a developer of storage networking infrastructure components, selected Stellent Universal Content Management to support its enterprise-wide Web content management strategy, which encompasses 14 Web sites. Initially, QLogic will use the Stellent system to consolidate multiple partner/OEM extranets into a single platform and publish content to its corporate Web site, www.qlogic.com. The company also will utilize the system to support numerous customer-facing Web sites, particularly during product launches when new content needs to be quickly delivered via the Web.

•	Stellent announced the Municipality of Anchorage, Alaska’s largest municipality serving approximately 260,000 residents, has completed the first phase of its Stellent Universal Content Management implementation, which ultimately will link all of the organization’s Web sites, departments and agencies.

Corporate News

•	Stellent and customer Genzyme Corp. — a global biotechnology company dedicated to making a major positive impact on the lives of people with serious diseases — won a 2004 WebAward for “Best Biotechnology Website” from the Web Marketing Association for Genzyme’s Stellent multi-site management implementation.

•	For the sixth consecutive year, Software Magazine recognized Stellent as one of the world’s largest software and service providers. Stellent is officially ranked 225 in the publication’s 22nd annual Software 500 listing.

•	Deloitte selected Stellent for the third consecutive year as one of the 50 fastest growing technology companies in Minnesota. The Deloitte Technology Fast 50 program recognizes Minnesota-based companies that have achieved the most rapid revenue growth between 1999 and 2003. Stellent ranked number 14 on this year’s Deloitte Minnesota Technology Fast 50 list, moving up eight places from 2003.

Products

•	Stellent received U.S. Department of Defense (DoD) 5015.2 — STD Chapter 4 certification for the management of classified records. The certification verifies that Stellent’s product complies with U.S. DoD 5015.2 — STD Chapter 4, which is essential for any federal government organization that manages classified records or documents.

•	Stellent was certified on EnterpriseOne 8.9 and 8.10 by PeopleSoft, Inc. These certifications provide comprehensive imaging and business process management support for accounts payable and receivable, travel and expense reporting, and human resources applications.

Stellent Reports Record Revenue for the Second Quarter	Page 4

Partners

•	Stellent signed two new reseller partners: RS Computer Associates of Newark, Calif.; and Raster Masters of Edmond, Okla.

Conference Call

     Stellent will host a conference call and Webcast for investors on Tuesday, Oct. 19, 2004 at 4:00 p.m. CT. Callers in the United States can dial 1-877-282-0523, and international callers can dial 1-303-542-7976 (conference ID is “Stellent, Inc.”). Access to the live Webcast will be available via the investor relations area of Stellent’s Web site (www.stellent.com) on the day of the event. Investors unable to participate in the live conference call and Webcast may access a replay of the event via the investor relations area of Stellent’s Web site.

About Stellent, Inc.

     Stellent, Inc. (www.stellent.com) is a global provider of content management software solutions that drive rapid success for customers by enabling fast implementations and generating quick, broad user adoption. With Stellent, customers can easily deploy multiple line-of-business applications — such as Web sites, call centers, dealer extranets, compliance initiatives, accounts payable imaging and claims processing — and also scale the technology to support enterprise-wide content management needs.

     Stellent has more than 3,500 customers, including Procter & Gamble, Merrill Lynch, Los Angeles County, The Home Depot, British Red Cross, ING, GlaxoSmithKline, Georgia Pacific, Bayer Corp., Coca-Cola FEMSA, Emerson Process Management and Genzyme Corp. The company is headquartered in Eden Prairie, Minn. and maintains offices throughout the United States, Europe, Asia-Pacific and Latin America.

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Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risk and uncertainties including, without limitation, risks of intellectual property litigation, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally and in the Web content management tools and intranet information management markets specifically, risks associated with competition and competitive pricing pressures, risks associated with foreign sales and higher customer concentration and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

Stellent and the Stellent logo are registered trademarks or trademarks of Stellent, Inc. in the USA and other countries. Outside In and Quick View Plus are registered trademarks of Stellent Chicago, Inc. in the USA and other countries. All other trade names are the property of their respective owner.

Stellent Reports Record Revenue for the Second Quarter	Page 5

STELLENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Revenues:
Product licenses	$14,775	$10,215	$26,454	$20,060
Services	13,181	8,306	24,162	15,848

Total revenues	27,956	18,521	50,616	35,908

Cost of revenues:
Product licenses	1,068	1,116	2,360	2,216
Amortization of capitalized software from acquisitions	643	315	1,106	836
Services	6,610	4,183	11,907	7,981

Total cost of revenues	8,321	5,614	15,373	11,033

Gross profit	19,635	12,907	35,243	24,875

Operating expenses:
Sales and marketing	10,931	9,560	20,720	19,522
General and administrative	3,057	2,617	5,581	4,941
Research and development	4,867	3,348	8,665	6,523
Acquisition-related sales, marketing and other costs	—	—	886	—
Amortization of acquired intangible assets and unearned compensation	175	118	354	1,770
Restructuring charges	—	—	2,461	812

Total operating expenses	19,030	15,643	38,667	33,568

Income (loss) from operations	605	(2,736)	(3,424)	(8,693)
Other:
Interest income, net	149	249	343	541

Net income (loss)	$754	$(2,487)	$(3,081)	$(8,152)

Net income (loss) per common share
Basic	$0.03	$(0.11)	$(0.12)	$(0.37)
Diluted	$0.03	$(0.11)	$(0.12)	$(0.37)
Weighted average common shares outstanding
Basic	26,720	21,916	25,300	21,873
Diluted	27,776	21,916	25,300	21,873

Stellent Reports Record Revenue for the Second Quarter	Page 6

STELLENT, INC.
PRO FORMA SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
Supplemental information:	2004	2003	2004	2003
Net income (loss)	$754	$(2,487)	$(3,081)	$(8,152)
Add back charges:
Amortization of acquired intangible assets and unearned compensation	175	118	354	1,770
Amortization of capitalized software from acquisitions.	643	315	1,106	836
Acquisition-related sales, marketing and other costs	—	—	886	—
Restructuring charges	—	—	2,461	812

Total add back charges	818	433	4,807	3,418

Pro forma net income (loss) before pro forma income taxes	1,572	(2,054)	1,726	(4,734)
Pro forma income taxes	—	—	—	—

Pro forma net income (loss)	$1,572	$(2,054)	$1,726	$(4,734)

Pro forma income (loss) per share
Basic	$0.06	$(0.09)	$0.07	$(0.22)
Diluted	$0.06	$(0.09)	$0.07	$(0.22)
Weighted average common shares outstanding
Basic	26,720	21,916	25,300	21,873
Diluted	27,776	21,916	26,406	21,873

This supplemental pro forma financial information is presented for informational purposes only and is not a substitute for the historical financial information presented in accordance with accounting principles generally accepted in the United States.

Pro forma net income (loss) per share is computed using the weighted average number of shares of common stock outstanding. The Company has included the effect of options and warrants for common stock as calculated using the treasury stock method, when dilutive.

Stellent Reports Record Revenue for the Second Quarter	Page 7

STELLENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	March 31,
	2004	2004
ASSETS
Current assets:
Cash, cash equivalents and short-term marketable securities	$58,693	$66,531
Accounts receivable, net	27,223	19,165
Prepaid royalties	1,086	1,851
Prepaid expenses and notes	5,566	4,905

Total current assets	92,568	92,452
Long-term marketable securities	5,390	6,981
Property and equipment, net	5,361	4,471
Prepaid royalties, net of current	1,340	1,482
Goodwill	67,180	14,780
Other intangible assets, net	7,040	2,230
Investments and notes in other companies	1,136	1,136
Other	1,065	1,156

Total assets	$181,080	$124,688

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,044	$2,748
Deferred revenue	17,153	10,097
Commissions payable	1,919	1,301
Accrued expenses and other	7,780	5,786
Current installments of obligations under capital lease	578	—

Total current liabilities	29,474	19,932
Deferred revenue, net of current portion	—	51

Total liabilities	29,474	19,983
Shareholders’ equity
Common stock	269	223
Additional paid-in capital	239,937	189,221
Unearned compensation	(751)	—
Accumulated deficit	(88,496)	(85,415)
Accumulated other comprehensive income	647	676

Total shareholders’ equity	151,606	104,705

Total liabilities and shareholders’ equity	$181,080	$124,688